Exhibit 99.1

Gastar Exploration Announces Results of Operations For the Quarter Ended March 31, 2006

     HOUSTON--(BUSINESS WIRE)--May 12, 2006--Gastar Exploration Ltd. (AMEX:GST) (TSX:YGA) reported a net loss attributable to common shares for the three months ended March 31, 2006 of $42.9 million, or $0.26 per basic and diluted common share, compared to a net loss of $7.6 million, or $0.07 per basic and diluted common share for the three months ended March 31, 2005. The 2006 quarterly loss included a non-cash full cost ceiling impairment of natural gas and oil properties of $37.3 million, compared to a 2005 impairment of $4.4 million. The first quarter 2006 impairment was primarily the result of a 34% decline in gas prices from year end 2005, which significantly impacted the estimated future net cash flows discounted at 10% before income taxes, or PV(10) value, of the Company's Wyoming properties, together with limited first quarter drilling results in East Texas and the related lag in proven reserve recognition due to the small number of wells drilled on our acreage and the limited production history on our recently drilled East Texas wells.
     Total revenues for the three months ended March 31, 2006 were $6.6 million, an increase of $1.9 million from revenues of $4.7 million reported for the comparable period in 2005. Of the 2006 quarterly increase in revenues, 42% was the result of increases in the quarterly production, and 58% was attributable to higher prices. Average daily production for the three months ended March 31, 2006 was 11.1 million cubic feet of natural gas equivalents per day ("MMcfed"), compared to 9.5 MMcfed for the three months ended March 31, 2005. EBITDA, as defined on page 4 of this release, for the three months ended March 31, 2006 was $2.5 million, up from EBITDA of $1.6 million for the three months ended March 31, 2005.
     J. Russell Porter, Gastar's President and Chief Executive Officer, made the following comment, "Though we are disappointed by the first quarter 2006 non-cash ceiling impairment, the charge is necessitated by the quarterly application of the SEC full cost ceiling rules utilizing natural gas prices at the period end held constant. The lower natural gas prices impacted the present value of our Wyoming CBM properties. In addition, the non-cash charge is partially due to the lag time in proven reserve recognition in our deep Bossier play. Unfortunately from a timing perspective, the Wildman Trust #1 was the only well drilled in East Texas during the first quarter and it is currently being completed, limiting the recognition of additional PV(10) value during the current quarter. We anticipate that the upcoming completion of the Wildman Trust #1 well in the second quarter will create additional near-term reserve value. Further, we currently are drilling two deep Bossier wells in East Texas that we hope to have drilled to total depth and logged prior to the release of our second quarter results. With these expected drilling results, the new 3-D seismic data currently being permitted and acquired in the Hilltop area along with the continued successful drilling results offsetting our acreage position, Gastar is well positioned to create significant value for its shareholders in the second half of 2006 and 2007."
     Gastar Exploration Ltd. is an exploration and production company focused on finding and developing natural gas assets in North America and Australia. The Company pursues a balanced strategy combining select higher risk, deep natural gas exploration prospects with lower risk coal bed methane (CBM) development. The Company owns and controls exploration and development acreage in the deep Bossier natural gas play of East Texas and in the deep Trenton-Black River play in the Appalachian Basin. Gastar's CBM activities are conducted within the Powder River Basin of Wyoming and upon the approximate 3.0 million acres controlled by Gastar and its joint development partners in Australia's Gunnedah Basin and Gippsland Basins, located in New South Wales and Victoria, respectively.

     Safe Harbor Statement and Disclaimer:

     This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. A statement identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of natural gas and oil wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in natural gas and oil drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by unfavorable drilling results, production declines and declines in natural gas and oil prices and other risk factors described in the Company's Annual Report on Form 10-K, as filed on March 31, 2006 with the United States Securities and Exchange Commission at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.
     The American Stock Exchange and Toronto Stock Exchange have not reviewed and do not accept responsibility for the adequacy or accuracy of this release.


                        GASTAR EXPLORATION LTD.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)

                                                For the Three Months
                                                   Ended March 31,
                                            --------------------------
                                                 2006         2005
                                            ------------- ------------
                                               (in thousands, except
                                             share and per share data)

REVENUES                                         $6,623        $4,731

EXPENSES:
     Lease operating, transportation and
      selling expenses                            1,960         1,315
     Depreciation, depletion and
      amortization                                4,309         2,690
     Impairment of natural gas and oil
      properties                                 37,301         4,410
     Accretion of asset retirement
      obligation                                     57            19
     Mineral resource properties                    157            29
     General and administrative expenses          2,519         1,765
                                            ------------- ------------
         Total expenses                          46,303        10,228
                                            ------------- ------------

LOSS FROM OPERATIONS                            (39,680)       (5,497)

OTHER (EXPENSES) INCOME:
     Interest expense                            (3,758)       (2,153)
     Investment income and other                    527            40
     Foreign exchange gain (loss)                     1           (26)
                                            ------------- ------------

LOSS BEFORE INCOME TAXES                        (42,910)       (7,636)
     Provision for income taxes                       -             -
                                            ------------- ------------

NET LOSS                                       $(42,910)      $(7,636)
                                            ============= ============
NET LOSS PER SHARE:
     Basic and diluted                           $(0.26)       $(0.07)
                                            ============= ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
     Basic and diluted                      164,796,868   113,788,198
                                            ============= ============


                 CONDENSED CONSOLIDATED BALANCE SHEETS


                                              March 31,   December 31,
                                                2006          2005
                                            ------------- ------------
                                                   (in thousands)
                                             (unaudited)
                       ASSETS
Current assets                                  $54,360       $69,468
Deferred charges                                  4,564         4,922
Cash call receivable                              2,065           391
Property and equipment, net                     136,677       165,347
                                            ------------- ------------
  Total assets                                 $197,666      $240,128
                                            ============= ============

          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                             $13,000       $13,942
Long-term debt                                   91,394        90,631
Asset retirement obligation                       3,615         3,558
Liability to be settled by issuance of
 common shares                                    8,498        11,221
Shareholders' equity                             81,159       120,776
                                            ------------- ------------
  Total liabilities and shareholders'
   equity                                      $197,666      $240,128
                                            ============= ============


                       GASTAR EXPLORATION LTD.
          PRODUCTION, PRICES, OPERATING EXPENSES AND EBITDA
                             (Unaudited)

                                                  For the Three Months
                                                    Ended March 31,
                                                 ---------------------
                                                    2006       2005
                                                 ---------- ----------
Production:
  Natural gas (MMcf)                                 993.3      849.0
  Oil (MBbls)                                          0.3        0.7
     Total (MMcfe)                                   994.9      853.2

MMcfe per day                                         11.1        9.5

Average sales prices:
  Natural gas (per Mcf)                              $6.65      $5.53
  Oil (per Bbl)                                     $62.49     $48.80

Lease operating, transportation and selling
 expense per Mcfe                                    $1.97      $1.54
DD&A per Mcfe (pre-impairment)                       $4.33      $3.15

EBITDA (in thousands)                               $2,515     $1,636


     EBITDA represents earnings before interest expense, accretion of asset retirement obligations, depletion, depreciation and amortization (DD&A), impairment of natural gas and oil properties and provision for income taxes. We have reported EBITDA because we believe EBITDA is a measure commonly reported and widely used by investors as an indicator of a company's operating performance and ability to incur and service debt. We believe EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion and amortization, impairment of natural gas and oil properties and exploration expenses, which can vary significantly depending upon accounting methods. EBITDA is not a calculation based on U.S. generally accepted accounting principles and should not be considered an alternative to net income (loss) in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash, which are disclosed in our statements of cash flows. Investors should carefully consider the specific items included in our computation of EBITDA. While we have disclosed our EBITDA to permit a more complete comparative analysis of our operating performance and debt servicing ability relative to other companies, investors should be cautioned that EBITDA as reported by us may not be comparable in all instances to EBITDA as reported by other companies. EBITDA amounts may not be fully available for management's discretionary use, due to requirements to conserve funds for capital expenditures, debt service, preferred stock dividends and other commitments.
     A reconciliation of net loss to EBITDA for the periods indicated is presented below.


                                                  For the Three Months
                                                    Ended March 31,
                                                 ---------------------
                                                    2006       2005
                                                 ---------- ----------
                                                     (in thousands)
Net loss for the period                           $(42,910)   $(7,636)
Interest expense                                     3,758      2,153
Accretion of asset retirement obligations               57         19
Depreciation, depletion and amortization             4,309      2,690
Impairment of natural gas and oil properties        37,301      4,410
Provision for income taxes                               -          -
                                                 ---------- ----------
 EBITDA                                             $2,515     $1,636
                                                 ========== ==========


     CONTACT: Gastar Exploration Ltd., Houston
              J. Russell Porter, 713-739-1800
              Fax: 713-739-0458
              rporter@gastar.com
              www.gastar.com